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                                                                   EXHIBIT 10.15

                                   AGREEMENT

     AGREEMENT effective as of October 30, 1995, by and between National Lodging Companies, Inc., a Minnesota corporation ("Lodging"), and National Gaming Companies, Inc., a Minnesota corporation ("Gaming").

                                    RECITALS

     WHEREAS, Lodging has identified and developed an opportunity to purchase the Jubilee Casino located in Cripple Creek, Colorado (the "Jubilee Casino"); and

     WHEREAS, Lodging has certain rights and interests in parcels of real estate known as the "Moore Lots" and the "Langhorn Lots," which lots are located across the street and diagonally from the Jubilee Casino (said lots and the Jubilee Casino shall be collectively referred to herein as the "Cripple Creek Project"); and

     WHEREAS, Lodging desires to assign and transfer to Gaming, and Gaming desires to acquire, the Cripple Creek Project from Lodging upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, Lodging and Gaming agree as follows:

     1. Property to be Transferred. Effective as of the date hereof (the "Effective Date"), Lodging hereby assigns and transfers to Gaming (i) all rights, trade secrets, opportunities, notes, files, documents, the value of cash advances, property, both tangible as well as intangible, memoranda and all other related or similar materials prepared, developed or compiled by Lodging with respect to the Cripple Creek Project, and (ii) 393,750 shares of Lodging's authorized, unissued and fully-paid shares of common stock, par value $.01 per share (the "Lodging Stock"), to be utilized by Gaming to enable it to acquire all ownership interests in the Jubilee Casino from the 353 Myers Avenue Limited Partnership and to acquire certain real estate known as the "Mithun Lots" and the "Hern Lots". The items referred to in this Section 1 shall be collectively referred to herein as the "Property."

     2. No Liabilities Assumed. Gaming does not assume any debts, liabilities, or contractual or other obligations of Lodging of any kind or nature whatsoever, except as specifically set forth in this Agreement. Lodging shall continue to be liable for, and shall pay all obligations and liabilities whatsoever incurred by it in connection with the Cripple Creek Project.

     3. Consideration. In consideration of Lodging's assignment and transfer of the Property, Gaming hereby agrees to issue to Lodging 3,900,000 shares of the authorized, unissued common stock, par value $.01 per share, of Gaming (the "Gaming Shares").

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     4.   Representations, Warranties and Covenants of Lodging.  To induce
Gaming to enter into this Agreement and to consummate the transactions contemplated by it, Lodging hereby represents and warrants to Gaming, and covenants, as follows:

          (a) Lodging is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Lodging has full corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement.

          (b) This Agreement constitutes a valid and binding obligation of Lodging, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium or other laws affecting the rights of creditors generally, and the execution of this Agreement by Lodging and the performance by Lodging of its obligations hereunder have been duly authorized by all necessary corporate action.

          (c) Lodging owns and has good and marketable title to the Property, free and clear of any judgments, liens, security interests, encumbrances, charges, and claims of any kind or nature. The shares of Lodging Stock, when issued pursuant hereto, shall be validly issued, fully-paid and nonassessable.

          (d) The transactions contemplated by this Agreement will not result in the violation or breach of any contract, commitment, or understanding to which Lodging is a party.

          (e) Lodging acknowledges that: (1) the Gaming Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities or blue sky laws of any state or jurisdiction; (2) it is acquiring the Gaming Shares for investment and not with a view to distribution; (3) Gaming has no obligation to register the Gaming Shares under the Act, except that Gaming agrees to grant to Lodging, with respect to the Gaming Shares, the same registration rights that Gaming grants to underwriters of an initial public offering of Gaming's Common Stock, with respect to Gaming Shares they may acquire upon the exercise of warrants, subordinate, however, to the prior rights of such underwriters to sell their shares of Gaming common in any offering as to which registration rights have been exercised.

          (f) Lodging agrees to indemnify and hold Gaming, its officers, directors and shareholders harmless for all liabilities, obligations, losses, damages, penalties, fees, charges and expenses (including, without limitation, reasonable attorneys' fees and expenses) that Gaming or its officers, directors and shareholders may suffer or incur which arise out of or relate to:
               (i) any of Lodging's acts or omissions prior to the date hereof, whether or not related to the Cripple Creek Project, or (ii) any breach of the representations, warranties, covenants, and agreements of Lodging made in this Agreement and any related documents or instruments.

The foregoing representations, warranties and covenants shall survive the closing of the transactions contemplated by this Agreement.


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     5.    Representations, Warranties and Covenants of Gaming.  Gaming hereby represents and warrants to Lodging, and covenants, as follows:

          (a) Gaming is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power and authority to enter into, and perform its obligations under, this Agreement.

          (b) This Agreement constitutes a valid and binding obligation of Gaming, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium or other laws affecting the rights of creditors generally, and the execution of this Agreement by Gaming and the performance by Gaming of its obligations hereunder have been duly authorized by all necessary corporate action.

          (c) The shares of Gaming Stock, when issued to Lodging pursuant hereto, shall be validly issued, fully-paid and nonassessable.

          (d) Gaming agrees to indemnify and hold Lodging, its officers, directors and shareholders harmless for all liabilities, obligations, losses, damages, penalties, fees, charges and expenses (including, without limitation, reasonable attorney fees and expenses) that Lodging, it officers, directors and shareholders may suffer or incur which arise out of or relate to: (i) Gaming's acts or omissions from and after the date hereof with respect to the Cripple Creek Project or the operation of the Jubilee Casino, or (ii) any breach of the representations, warranties, covenants, and agreements of Gaming made in this Agreement and any related documents or instruments.

The foregoing representations, warranties and covenants shall survive the closing of the transactions contemplated by this Agreement.

     6. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota and shall be enforceable by, and binding upon, the parties hereto and their respective legal representatives, successors, and assigns. The rights and obligations of the parties under this Agreement may not be assigned except as permitted in a writing signed by all parties.

     7. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter described in this Agreement and shall supersede all previous negotiations, commitments, or writings with respect to such subject matter. This Agreement may not be modified and no party shall be deemed to have waived any provision hereof, except as set forth in a writing signed by the party to be charged thereby. There are no representations or warranties among the parties in connection with this Agreement except as set forth or referred to herein.

     8. Notices. All notices or other communications required by or permitted under this Agreement shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, or by overnight national courier (e.g., UPS and Federal Express), to the parties at their addresses listed below. Any party may designate an additional or another

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address upon giving notice to the other party pursuant to this Section.  Notice given in any manner other than as stated herein shall be deemed effective only upon receipt by the party to whom such notice is given.

     Notice to Lodging:       National Lodging Companies, Inc.
                              9855 West 78th Street, Suite 220
                              Minneapolis, Minnesota  55344
                              Attention:  John H. Klinkhammer, Chairman


     Notice to Gaming:        National Gaming Companies, Inc.
                              9855 West 78th Street, Suite 220
                              Minneapolis, Minnesota  55344
                              Attention:  Craig H. Forsman, Chief Executive
                              Officer

     9.   Miscellaneous.

          (a) Additional Documents. Each of the parties, without further consideration, agrees to execute such additional documents as may be reasonably necessary to carry out the purposes and intent of this Agreement and to fulfill the obligations of the respective parties hereunder.

          (b) Waiver. No waiver by any party of any condition, or of any breach of any term, covenant, representation, or warranty contained in this Agreement shall be deemed or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

          (c) Counterparts. For the convenience of the parties any number of counterparts hereof may be executed and each such executed counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

          (d) Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                             NATIONAL LODGING COMPANIES, INC.


                             By /s/John H. Klinkhammer
                                ----------------------
                                John H. Klinkhammer
                                Chairman


                             NATIONAL GAMING COMPANIES, INC.


                             By /s/Craig H. Forsman
                                -------------------
                                Craig H. Forsman
                                Chief Executive Officer


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